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                                                                    EXHIBIT 10-1

                                 EMPLOYMENT AGREEMENT


     THIS AGREEMENT is entered into and made effective as of July 18, 1996, by and among Pima Gro Systems, Inc., an Arizona corporation ("Employer"), and Synagro Technologies, Inc., a Nevada corporation, with its principal place of business in Spring, Texas ("Parent"), and Wilson Nolan ("Employee").

                                      RECITALS

     WHEREAS, Employer is desirous of hiring Employee as one of its key employees;

     WHEREAS, Employee is willing to accept employment as an employee of Employer; and

     WHEREAS, the parties hereto desire to delineate the responsibilities of Employee and the expectations of Employer;

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and obligations herein contained, the parties hereto agree as follows:

                                      AGREEMENT

     1. EMPLOYMENT. Employer hereby employs Employee, and Employee hereby accepts employment with Employer, upon the terms and conditions set forth in this Agreement.

     2. TERM OF EMPLOYMENT. The employment of Employee pursuant to the terms of this Agreement shall commence on July 18, 1996 and shall continue for a period of three (3) years, unless sooner terminated pursuant to the provisions hereof.

        DUTIES.

     3.1 BASIC DUTIES. Subject to the direction and control of the Board of Directors of Employer, Employee shall serve as the President and Chief Executive Officer of Employer and shall fulfill all duties and obligations accruing to such office, including but not limited to the selection of key employees.

     3.2 OTHER DUTIES OF EMPLOYEE. In addition to the foregoing, Employee shall perform such other or different duties related to those set forth in Paragraph 3.1 as may be assigned to him from time to time by Employer.

     3.3 TIME DEVOTED TO EMPLOYMENT. Employee shall devote his full time to the business of Employer during the term of this Agreement to fulfill his obligations hereunder.

     3.4 PLACE OF PERFORMANCE OF DUTIES. The services of Employee shall be performed at Employer's place of business


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and at such other locations as shall be designated from time to time by
Employer.

     4. COMPENSATION.

     4.1 BASIC SALARY. As compensation for services rendered pursuant to this Agreement, Employer shall pay Employee a basic annual salary of $150,000, payable bi-monthly or otherwise in accordance with Employer's payroll practices for all other employees.

     4.2 FRINGE BENEFITS. Employee shall be entitled to participate in Employer's employee fringe benefit programs in effect from time to time for employees at comparable levels of responsibility. Participation will be in accordance with any applicable policies adopted by Employer. Employee shall be entitled to vacations, absences for illness, and to similar benefits of employment to the extent such benefits are generally available to employees of Employer at a comparable level of responsibility, and subject to such policies and procedures as may be adopted by Employer. Benefits of employment shall include three (3) weeks' vacation during each 12 month period of employment with Employer and major medical and health insurance. Employer further agrees that in the event it offers disability insurance to its employees, Employer shall arrange for Employee to be covered by similar insurance. Notwithstanding the foregoing, Employee agrees that, if at any time a deduction on the federal or state income tax return of Employer is not permitted by or is disallowed by the appropriate tax authorities on account of any business expense incurred by or on behalf of Employee, whether incurred pursuant to this Paragraph 4.2 or otherwise, Employer shall treat such item(s) as additional salary to Employee, and Employee shall be responsible for any withholding and taxes applicable thereto.

     4.3 EXPENSE REIMBURSEMENT. Subject to such policies and procedures as may be adopted by Employer's Board of Directors, Employee shall be entitled to reimbursement for travel, entertainment and other expenses actually incurred on behalf of Employer (upon presentation of reasonable evidence thereof) to the extent such expenses are incurred in connection with direct activities of Employer, and to the extent similar reimbursements are generally available to employees of Employer at a comparable level of responsibility. Without limiting the generality of the foregoing, Employer agrees to reimburse Employee for his reasonable relocation expenses in the event Employer relocates its principal place of business more than one hundred miles away from Employee's current residence and this Agreement is not terminated pursuant to Paragraph 5.1.


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     5. TERMINATION OF EMPLOYMENT.

     5.1 BY NOTICE. This Agreement, and the employment of Employee hereunder, may be terminated by Employer upon ninety (90) days' written notice of termination; provided, however, in the event Employer shall terminate this Agreement for any reason other than the occurrence of any of the events set forth in Section 5.2, Employee shall be entitled to receive the balance of the unpaid base salary which would otherwise be payable to Employee during the remainder of the term of this Agreement within thirty (30) days after such notice

        In the event such termination notice is given, the non competition clause in Section 6.5 will change to a three (3) year period beginning at the termination date.

     5.2 OTHER TERMINATION. This Agreement, and the employment of Employee hereunder, shall terminate immediately upon the occurrence of any one of the following events:

     (1)   The death of Employee.

     (2) The loss by Employee of legal capacity by means of incarceration and/or insanity.

     (3) The failure by Employee to devote substantially all of his available professional time to the business of Employer, the willful and habitual neglect of duties, and/or the direct involvement in other business activities other than those contemplated by this Agreement.

  (4) The willful engaging by Employee in an act of dishonesty constituting a crime under the laws of the USA resulting or intending to result in gain or personal enrichment at the expense of Employer or to the detriment of Employer's business to which Employee is not legally entitled.

  (5) The continued incapacity in excess of one hundred eighty (180) days on the part of Employee to perform his duties, unless waived by Employer.

  (6)   By the mutual written agreement of Employee and Employer.

  (7)   Upon the expiration of the term of this Agreement.

  (8)   Employee's serious breach of any part of this Agreement.

  (9) Exercise of the rights of Employee or the Pima Gro Shareholders pursuant to that certain Pledge Agreement dated as of July 18, 1996, a copy of which is attached hereto.


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  5.3   EFFECT OF TERMINATION ON COMPENSATION.  In the event of the termination of Employee's employment pursuant to this Agreement prior to the completion of the term of employment specified herein, Employee shall be entitled to the compensation earned by him prior to the date of such termination as provided in this Agreement. Employee shall be entitled to no further compensation, in the nature of severance pay or otherwise, upon the termination of his employment pursuant to the provisions of this Agreement, except as provided in 6.6 of this Agreement.

  5.4 REMEDIES. No termination of the employment of Employee pursuant to the terms of this Agreement shall prejudice any other remedy to which any party to this Agreement may be entitled either at law, in equity, or under this Agreement.

  6.    PROPERTY RIGHTS AND OBLIGATIONS OF EMPLOYEE.

  6.1 TRADE SECRETS. For purposes of this Agreement, "trade secrets" shall include without limitation any and all financial, cost and pricing information and any and all information contained in any drawings, designs, plans, proposals, customer lists, records of any kind, data, formulas, specifications, concepts or ideas, where such information is reasonably related to the business of Employer or Parent and has not previously been publicly released by duly authorized representatives of Employer or Parent or otherwise lawfully entered the public domain.

  6.2 PRESERVATION OF TRADE SECRETS. Employee will preserve as confidential all trade secrets pertaining to Employer's or Parent's business that have been or may be obtained or learned by him by reason of his employment or otherwise. Employee will not, without the written consent of Employer or Parent, either use for his own benefit or purposes or disclose or permit disclosure to any third parties, either during the term of his employment hereunder or thereafter (except as required in fulfilling the duties of his employment), any trade secret connected with the business of Employer or Parent.

  6.3 TRADE SECRETS OF OTHERS. Employee agrees that he will not disclose to Employer or Parent or induce Employer or Parent to use any trade secrets belonging to any third party.

  6.4 PROPERTY OF EMPLOYER AND PARENT. Employee agrees that all documents, reports, files, analyses, drawings, designs, tools, equipment, plans (including, without limitation, marketing and sales plans), proposals, customer lists, computer software or hardware, and similar materials that are made by him or come into his possession by reason of his employment with Employer are the property of Employer or Parent and shall not be used by him in any way adverse to Employer's or Parent's interests. Employee will not knowingly


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allow any such documents or things, or any copies, reproductions or summaries thereof to be delivered to or used by any third party without the specific consent of Employer or Parent. Employee agrees to deliver to the Board of Directors of Employer or its designee, upon demand, and in any event upon the termination of Employee's employment, all of such documents and things which are in Employee's possession or under his control.

  6.5   NON COMPETITION BY EMPLOYEE.   Except as otherwise provided herein, for
a period of six (6) years from the date of this Agreement, Employee shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, principal stockholder, corporate officer, director, or in any other individual or representative capacity: (i) engage or participate in that part or portion of any business that is in competition in any manner with the business of Employer or Parent in the Territory (as defined below); (ii) divert, take away or attempt to divert or take away (after employment terminates but prior to the end of the six (6) year period call or solicit) any of Employer's or Parent's clients who had a business relationship with Parent or Employer in connection to the Employer and the Parent with respect to the business of Employer or Parent within the states of California, Arizona, Indiana, Arkansas, Texas and the metropolitan area of Washington D. C. and any counties in any state where Employer or Parent does business at any time during the term of this Agreement (the ("Territory"). For purposes of this Agreement, the term "Employer's or Parent's clients" shall mean clients who had a business relationship with Employer or Parent prior to Employee's employment with Employer or Parent and those who develop a business relationship with Employer or Parent, during Employee's employment with Employer; (iii) undertake planning for or organization of any business within the Territory in which Employer or Parent are engaged in business activity competitive with Employer's or Parent's business or combine or conspire with employees or other representative of Employer's or Parent's business for the purpose of organizing any such competitive activity within the Territory; or (iv) induce or influence (or seek to induce or influence) any person who is engaged, as an employee, agent, independent contractor or otherwise by Employer or Parent within the Territory to terminate his or her employment or engagement.

  6.6 NON-COMPETE COMPENSATION. For purposes of determining the amount that Employee shall receive as consideration for the non-compete provision set forth in this Section 6.6, shall be determined by reference to and utilization of the formulas set forth in Section 3.4(b)(i) through (i) inclusive as set forth in the Agreement for the Purchase of Stock dated July 18, 1996 ("Stock Purchase Agreement"), except that the reference in Section 3.4(b)(iii) in the Stock Purchase Agreement to Four Dollars and Sixteen Cents ($4.16) shall be


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substituted out and replaced by One Dollar and Four Cents ($1.04).

  6.7 SURVIVAL PROVISIONS AND CERTAIN REMEDIES. Unless otherwise agreed to in writing between the parties hereto, the provisions of this Section 6 shall survive the termination of this Agreement. The covenants in this Section 6 shall be construed as separate covenants and to the extent any covenant shall be judicially unenforceable, it shall not affect the enforcement of any other covenant. In the event Employee breaches any of the provisions of this Section 6, Employee agrees that Employer and Parent shall be entitled to injunctive relief in addition to any other remedy to which Employer or Parent may be entitled.

  7.    GENERAL PROVISIONS.

  7.1 NOTICES. Any notices or other communications required or permitted to be given hereunder shall be given sufficiently only if in writing and served personally or sent by certified mail, postage prepaid and return receipt requested, addressed as follows:

  If to Employer
    or Parent:                  Synagro Technologies, Inc.
                                16000 Stuebner Airline, Suite 420
                                Spring, Texas 77379

  If to Employee:               Mr. Wilson Nolan
                                Pima Gro Systems, Inc. N.W.
                                2023 E. Sims Way, #222
                                Port Townsend, WA 98368

  However, either party may change his/its address for purposes of this Agreement by giving written notice of such change to the other party in accordance with this Paragraph 7.1. Notices delivered personally shall be deemed effective as of the day delivered and notices delivered by mail shall be deemed effective as of three days after mailing (excluding weekends and federal holidays).

  7.2 CHOICE OF LAW AND FORUM. Except as expressly provided otherwise in this Agreement, this Agreement shall be governed by and construed in accordance with the laws of the State of California. The parties agree that any dispute arising under this Agreement, whether during the term of this Agreement or at any subsequent time, shall be resolved exclusively in the courts of the State of California and the parties hereby submit to the jurisdiction of such courts for all purposes provided herein and appoint the Secretary of State of the State of California as agent for service of process for all purposes provided herein.


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  7.3   ENTIRE AGREEMENT: MODIFICATION AND WAIVER.  This Agreement supersedes any and all other agreements, whether oral or in writing, between the parties hereto with respect to the employment of Employee by Employer and contains all covenants and agreements between the parties relating to such employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or written, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. Any modification of this Agreement shall be effective only if it is in writing signed by the party to be charged. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

  7.4 ASSIGNMENT. Because of the personal nature of the services to be rendered hereunder, this Agreement may not be assigned in whole or in part by Employee without the prior written consent of Employer. However, subject to the foregoing limitation, this Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective heirs, legatees, executors, administrators, legal representatives, successors, and assigns.

  7.5 SEVERABILITY. If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable, or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering any such provision inoperative, unenforceable, or invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable, or invalid.

  7.6 CORPORATE AUTHORITY. Employer represents and warrants as of the date hereof that Employer's execution and delivery of this Agreement to Employee and the carrying out of the provisions hereof have been duly authorized by Employer's Board of Directors and authorized by Employer's shareholders and further represents and warrants that neither the execution and delivery of this Agreement, nor the compliance with the terms and provisions thereof by Employer will result in the breach of any state regulation, administrative or court order, nor will such compliance conflict with, or result in the breach of, any of the terms or conditions of Employer's Articles of Incorporation or Bylaws, as amended, or any agreement or other instrument to which Employer is a party, or by which Employer is or may be bound, or constitute an event of default thereunder, or with the lapse of time or the giving of notice or both constitute an event of default thereunder.


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  7.7   ATTORNEYS' FEES.  In any action at law or in equity to enforce or construe any provisions or rights under this Agreement, the unsuccessful party or parties to such litigation, as determined by the courts pursuant to a final judgment or decree, shall pay the successful party or parties all costs, expenses, and reasonable attorneys' fees incurred by such successful party or parties (including, without limitation, such costs, expenses, and fees on any appeals), and if such successful party or parties shall recover judgment in any such action or proceedings, such costs, expenses, and attorneys' fees shall be included as part of such judgment.

  7.8 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  7.9 HEADINGS AND CAPTIONS. Headings and captions are included for purposes of convenience only and are not a part hereof.

  7.10 CONSULTATION WITH COUNSEL. Employee acknowledges that he has had the opportunity to consult with counsel independent of Employer regarding the entering into of this Agreement and has done so to the extent he sees fit.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first written above at Spring, Texas.

"Employer"
Pima Gro Systems, Inc.
an Arizona corporation
By:
    /s/ Daniel L. Shook
    -----------------------------
    Daniel L. Shook, Vice President Finance/CFO

"Employee"
By: /s/ Wilson Nolan
    -----------------------------
    Wilson Nolan

"Parent"
Synagro Technologies, Inc.
A Nevada Corporation
By: /s/ Daniel L. Shook
    -----------------------------
    Daniel L. Shook, Vice President Finance/CFO




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